APPLEBEE'S INTERNATIONAL, INC. SUBSIDIARY CORPORATIONS
                          (100% owned unless indicated)
                                Revised: 03/05/02


         Nova Scotia Unlimited Liability Company9
         ACMC, Inc.
         AFSS, Inc.
         A.I.I. Euro Services (Holland) B.V.
         AII Services - Europe, Limited
         AII Services, Inc.
         Anne Arundel Apple Holding Company10
         Apple American Limited Partnership of Minnesota 1
         Apple Vermont Restaurants, Inc.2
         Applebee's Beverage, Inc.
         Applebee's Neighborhood Grill & Bar of Georgia, Inc.
         Applebee's Northeast, Inc. (formerly known as Pub Ventures of New England, Inc.)
         Applebee's of Michigan, Inc.
         Applebee's of Minnesota, Inc.
         Applebee's of Nevada, Inc.
         Applebee's of New Mexico, Inc.
         Applebee's of New York, Inc.
         Applebee's of Pennsylvania, Inc.
         Applebee's of Texas, Inc.
         Applebee's of Virginia, Inc.
         Applebee's UK, LLC 11
         Gourmet Systems, Inc.
         Gourmet Systems of Arizona, Inc.
         Gourmet Systems of California, Inc.
         Gourmet Systems of Georgia, Inc.
         Gourmet Systems of Kansas, Inc.
         Gourmet Systems of Minnesota, Inc.
         Gourmet Systems of Nevada, Inc.
         Gourmet Systems of Tennessee, Inc. (formerly known as Applebee's of Tennessee, Inc.)
         Gourmet Systems of Wisconsin, Inc.
         GourmetWest of Nevada, Limited-Liability Company3
         Innovative Restaurant Concepts, Inc.4
         IRC Kansas, Inc.5
         RB International, Inc. (formerly known as Rio Bravo International,
         Inc.)
         Rio Bravo Restaurant, Inc.6
         Rio Bravo Services, Inc.7
         Summit Restaurants, Inc.8






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1        A Limited  Partnership in which Gourmet  Systems of Minnesota,  Inc. is a general partner and Applebee's of Minnesota, Inc. is a limited partner.

2        This company is a wholly-owned subsidiary of Applebee's Northeast, Inc.

3 50% owned by Gourmet Systems of Nevada, Inc./50% owned by Applebee's of Nevada, Inc.

4        This company is a wholly-owned subsidiary of RB International, Inc.

5 This company is a wholly-owned subsidiary of Innovative Restaurant Concepts, Inc.

6        This company is a wholly-owned subsidiary of RB International, Inc.

7        This company is a wholly-owned subsidiary of RB International, Inc.

8 This company is a wholly-owned subsidiary of Innovative Restaurant Concepts, Inc.

9        This company is 100% wholly-owned of Gourmet Systems of Tennessee, Inc.

10 89% owned by Applebee's International, Inc./10% owned by Barry Huffman/ 1% owned by David Good

11       This company is a sole member of Applebee's International, Inc.